UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Boston Life Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOSTON LIFE SCIENCES, INC.

20 Newbury Street, 5th Floor

Boston, MA 02116

August 9, 2005

To our Stockholders:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Boston Life Sciences, Inc. to be held on Tuesday, September 13, 2005 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. We encourage you to carefully read these materials.

The Board of Directors of Boston Life Sciences recommends that you vote in favor of each proposal set forth in the Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Voting by written proxy, over the Internet or by touch-tone telephone will ensure your representation at the Annual Meeting if you do not attend in person. If you do attend the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.

Thank you for your continued support.

Sincerely,

Peter G. Savas Chief Executive Officer

BOSTON LIFE SCIENCES, INC.

20 Newbury Street, 5th Floor

Boston, MA 02116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

September 13, 2005

To the Stockholders of

Boston Life Sciences, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Boston Life Sciences, Inc., a Delaware corporation (the “Company”), will be held on September 13, 2005, at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109, to consider and vote upon the following matters:

1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2. To approve the 2005 Stock Incentive Plan;

3. To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

4. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments of the meeting.

Holders of our common stock of record at the close of business on August 1, 2005 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 20 Newbury Street, 5th Floor, Boston, Massachusetts 02116, during ordinary business hours, for a period of ten days prior to the Annual Meeting as well as on the day of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

Your vote is important regardless of the number of shares you own. Whether you expect to attend the Annual Meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. If you are the record holder of your shares, you can also authorize the voting of your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card. Your prompt response is necessary to assure that your shares are represented at the Annual Meeting. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by following the procedures described in the accompanying proxy statement.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

PETER G. SAVAS, Chief Executive Officer

Boston, Massachusetts

August 9, 2005

Our 2004 Annual Report accompanies the Proxy Statement.

BOSTON LIFE SCIENCES, INC.

20 Newbury Street, 5th Floor

Boston, MA 02116

PROXY STATEMENT

This Proxy Statement contains information about the Annual Meeting of Stockholders of Boston Life Sciences, Inc. (also referred to in this Proxy Statement as the “Company,” “Boston Life Sciences,” “we” or “us”). The Annual Meeting is scheduled to be held at 10:00 a.m., local time, on Tuesday, September 13, 2005 (the “Annual Meeting”) at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. Holders of record of our common stock, $.01 par value per share, as of the close of business on August 1, 2005, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were 10,422,457 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted (i) FOR the election of the four nominees named below as directors, (ii) FOR the approval of the 2005 Stock Incentive Plan, (iii) FOR the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005 and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

The presence, in person or by proxy, of holders of shares of a majority of our common stock issued and outstanding and entitled to vote at the Annual Meeting, shall constitute a quorum with respect to all matters. All actions proposed herein other than the election of directors may be taken upon the affirmative vote of stockholders possessing a majority of the requisite voting power represented at the Annual Meeting, provided a quorum is present in person or by proxy. The affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect each director.

Abstentions are included in the shares present at the Annual Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

This Proxy Statement, together with the related proxy card, is being mailed to our stockholders on or about August 9, 2005. The Annual Report to Stockholders of the Company for the year ended December 31, 2004, including financial statements, is being mailed together with this Proxy Statement to all stockholders of record as of August 1, 2005. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of August 1, 2005.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, four directors are to be elected (which number shall constitute our entire Board of Directors) to hold office until the 2006 Annual Meeting of Stockholders and until their successors shall have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as directors of the persons whose names and biographies appear below. All such persons are, at present, members of our Board of Directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

Set forth below are the names of each current member of our Board of Directors, who are also nominees for election to our Board of Directors, their ages, the year in which each first became a director of our Company and their principal occupations and business experience during the past five years.

Name	Age	First Year Elected as a Director	Position(s) with the Company
Peter G. Savas	56	2004	Chairman of the Board of Directors,
			Chief Executive Officer and Director
Robert S. Langer, Jr., Sc.D. (1)(2)(3)	56	2000	Director
Michael J. Mullen, C.P.A. (1)(2)(3)	46	2004	Director
John T. Preston (1)(2)(3)	55	2004	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

The principal occupations and qualifications of each nominee for director are as follows:

Peter G. Savas.    Mr. Savas has been the Chairman of the Board and our Chief Executive Officer since September 2004. From March 2004 to September 2004, Mr. Savas was the Managing Partner of Tughill Partners, a life sciences consulting firm. From September 2000 to March 2004, Mr. Savas served as Chief Executive Officer and President, and from April 2001 to March 2004 as Chairman, of Aderis Pharmaceuticals, Inc., a privately-held biopharmaceutical company. From 1992 to 2000, Mr. Savas served as President of Unisyn, Inc., a contract manufacturer of biologics, and was also Chief Executive Officer from 1995 to 2000.

Robert S. Langer, Jr., Sc.D.    Dr. Langer has been a member of our Board since June 2000 and was Acting Chairman of the Board from June 2004 to September 2004. Dr. Langer is an Institute Professor at the Massachusetts Institute of Technology (“MIT”) and has been on the faculty of MIT since 1977. Dr. Langer serves on the boards of directors of Momenta Pharmaceuticals, Inc., a biotechnology company, Sontra Medical Corporation, a biotechnology company, and Wyeth, a pharmaceutical company.

Michael J. Mullen, C.P.A.    Mr. Mullen has been a member of our Board since June 2004. Mr. Mullen has been the Chief Financial Officer of JMH Capital, a private equity firm, since February 2003. From September 2000 to December 2002, Mr. Mullen was the Chief Financial Officer of Magellan Discovery Technologies, a private equity sponsored buyout firm. From March 1999 to September 2000, Mr. Mullen was the Chief Financial Officer and Director of Integration for the Analytical Instrument Strategic Business Unit of PerkinElmer Inc., a provider of scientific instruments, consumables and services.

John T. Preston.    Mr. Preston has been a member of our Board since June 2004. Mr. Preston has been President and Chief Executive Officer of Atomic Ordered Materials LLC since April 1999, and is also a Senior

Lecturer at MIT. Mr. Preston serves on the board of directors of Clean Harbors, Inc., an environmental services and non-nuclear hazardous waste treatment company, and E-Z-EM, Inc., a biotechnology company.

All directors will hold office with until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. None of our directors are related to any other directors or to any of our executive officers.

The Board of Directors recommends that stockholders vote FOR each of the nominees for the Board of Directors.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, Inc.

Based on this review, in July 2005, our Board of Directors adopted Corporate Governance Guidelines, amended and restated our Code of Business Conduct and Ethics, amended and restated the charter for our Audit Committee, adopted a charter for our Compensation Committee, and established a Nominating and Corporate Governance Committee and adopted a charter for such committee. This section describes key corporate governance guidelines and practices that we have adopted. You can access our current committee charters, Corporate Governance Guidelines and Amended and Restated Code of Business Conduct and Ethics in the “Investor Relations” section of our website located at www.bostonlifesciences.com or by writing to: Kenneth L. Rice, Jr., c/o Boston Life Sciences, Inc., 20 Newbury Street, 5th Floor, Boston, Massachusetts 02116.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist the Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. The guidelines adopted in July 2005, provide a framework for the conduct of the Board of Directors’ business, including the following:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board of Directors shall be independent directors;

•	the non-management/independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board of Directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Langer, Mullen or Preston, who comprise our Audit, Compensation and Nominating and Corporate Governance Committees, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Director Candidates

The process to be followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to the members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Nominating and Corporate Governance Committee Charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, Boston Life Sciences, Inc., 20 Newbury Street, 5th Floor, Boston, Massachusetts 02116. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Nominating and Corporate Governance Committee, subject to advice and assistance from our Chief Executive Officer and, if requested, our outside legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as considered appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Secretary, Boston Life Sciences, Inc., 20 Newbury Street, 5th Floor, Boston, Massachusetts 02116.

Code of Business Conduct and Ethics

We adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We amended and restated our Code of Business Conduct and Ethics in July 2005. We have posted the Amended and Restated Code of Business Conduct and Ethics on our website, which is located at www.bostonlifesciences.com. In addition, we intend to disclose on our website all disclosures that are required by law or The NASDAQ Stock Market, Inc. listing standards concerning any amendments to, or waivers from, any provision of the Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Board of Directors and Attendance by Members of the Board of Directors at Meetings

Our Board of Directors currently consists of Peter G. Savas, Robert S. Langer, Jr., Michael J. Mullen and John T. Preston. There were eighteen meetings of the Board of Directors during 2004, thirteen of which were held telephonically. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a director and the total number of meetings held by the committees on which he served during the period, if applicable.

Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors attended the 2004 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the Investor Relations section of our website located at www.bostonlifesciences.com.

The Board of Directors has determined that all of the members of each of the Board of Directors’ three standing committees are independent as defined under the rules of The NASDAQ Stock Market, Inc. including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee of the Board of Directors

The Audit Committee currently consists of Robert S. Langer, Jr., Michael J. Mullen, who serves currently as Chairman, and John T. Preston. The Audit Committee currently acts under a charter that was adopted and approved in June 2000 and that was amended and restated in July 2005. The amended and restated audit committee charter is attached hereto as Appendix A. The Audit Committee held five meetings in 2004. It is anticipated that each of Messrs. Langer, Mullen and Preston, if elected to the Board of Directors by our stockholders, will continue to serve on the Audit Committee. Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal staff, our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on pages 7 and 8 of this proxy statement).

Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2004 with our management and independent registered public accounting firm. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards (“SAS”) 61, has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm their independence. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2004 audited by PricewaterhouseCoopers LLP be included in our Annual Report on Form 10-K.

The Board of Directors has determined that Michael J. Mullen is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee of the Board of Directors

The Compensation Committee currently consists of Robert S. Langer, Jr., Michael J. Mullen and John T. Preston. The Compensation Committee currently acts under a written charter that was adopted and approved in July 2005. The Compensation Committee held three meetings in 2004. The primary responsibilities of the Compensation Committee include approving salaries and incentive compensation for our executive officers and administering our stock option plans. In addition, our Compensation Committee has the following principal duties:

•	annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation;

•	determining the Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board of Directors with respect to the compensation of our other executive officers;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

Nominating and Corporate Governance Committee of the Board of Directors

In July 2005, our Board of Directors established our Nominating and Corporate Governance Committee, which consists of Robert S. Langer, Jr., who serves as Chairman, Michael J. Mullen and John T. Preston. The Nominating and Corporate Governance Committee acts under a charter adopted and approved in July 2005. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying and recommending nominees for election as directors and to each of the committees of the Board of Directors;

•	reviewing and assessing the adequacy of our corporate governance guidelines and recommending any proposed changes to our Board of Directors; and

•	overseeing an annual evaluation of the Board of Directors.

Compensation of Directors

Our non-employee directors currently consist of: (i) Robert S. Langer, Jr.; (ii) Michael J. Mullen; and (iii) John T. Preston. On October 28, 2004, Robert L. Gipson resigned from the Board of Directors. Mr. Gipson declined to receive any cash or stock compensation during the term of his service. Effective July 30, 2004, non-employee directors of the Company received an annual retainer, payable in monthly installments, and an additional fee for each board or committee meeting attended in person or telephonically. All non-employee directors are reimbursed for ordinary and reasonable expenses of attending any board or committee meetings. The table below sets forth the annual retainer, annual board meeting fees and committee meeting fees earned by our non-employee directors in 2004. There were no fees paid for chairing committees.

	2004 Annual Retainer	Board Meeting Fees	Committee Meeting Fees
Robert S. Langer, Jr.	$8,334	$13,000	$1,000
Michael J. Mullen	$8,334	$9,500	$2,000
John T. Preston	$8,334	$9,500	$2,000

Effective May 17, 2004, each new non-employee director is automatically granted an option to purchase 5,000 (on a post 1-for-5 reverse stock split basis) shares of our common stock (“New Director Options”) upon initial election or appointment (the “Automatic Grant Date”). The exercise price of any New Director Options granted shall equal the fair market value of shares of our common stock subject thereto on the Automatic Grant Date. Subject to provisions regarding expiration and termination of options, New Director Options become exercisable as to 50% of the shares of our common stock subject thereto on the Automatic Grant Date and become exercisable as to an additional 25% of the shares of our common stock issuable upon exercise there of on each of the first and second anniversaries of such Automatic Grant Date. New Director Options terminate ten years after the date of grant. Upon their election to the Board in June 2004, Messrs. Mullen and Preston were each granted options to purchase 5,000 shares of common stock under this policy with an exercise price of $5.00 per share.

Effective July 30, 2004, each non-employee director, including newly elected directors, is automatically granted an option to purchase 1,000 (on a post 1-for-5 reverse stock split basis) shares of our common stock (“Annual Director Options”), or such lesser amount calculated on a prorated basis according to the length of service in any given calendar year. The Annual Director Options are granted in the first quarter of the calendar year following the year of service (the “Annual Grant Date”). The exercise price of any Annual Director Options granted shall equal the fair market value of shares of our common stock subject thereto on the Annual Grant Date. Subject to provisions regarding expiration and termination of options, Annual Director Options become exercisable as to 50% of the shares of our common stock subject thereto on the Annual Grant Date and become exercisable as to an additional 25% of the shares of our common stock issuable upon exercise thereof on each of the first and second anniversaries of such Annual Grant Date. Annual Director Options terminate ten years after the date of grant. If stockholder approval is not received for the 2005 Stock Incentive Plan described in this proxy statement, we will not grant the proposed stock options to our non-employee directors.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with the Company’s management and the Company’s registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s registered public accounting firm various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 requires our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.

The Company’s registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from the Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Michael J. Mullen

Audit Committee Chairman

Robert S. Langer, Jr.

Audit Committee Member

John T. Preston

Audit Committee Member

Independent Registered Public Accounting Firm’s Fees and Other Matters

The following table summarizes the fees billed to us for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2004	2003
Audit Fees	$85,451	$72,000
Audit-Related Fees	—	52,860
Tax Fees	18,290	21,130
All Other Fees	—	—

Total Fees	$103,741	$145,990

Audit Fees

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting matters not classified as audits.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice and tax planning services.

All Other Fees

There were no fees to report in this category for 2004 and 2003.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with policies of the Securities and Exchange Commission regarding independent registered public accounting firm independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, retaining, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee presently pre-approves particular services on a case-by-case basis. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the independent registered public accounting firm’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by PricewaterhouseCoopers LLP in fiscal year 2004 and related fees were approved in advance by the Audit Committee.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

EXECUTIVE OFFICERS

The following is a list of our current executive officers and their principal positions.

Name	Age	Position	In Current Position Since
Peter G. Savas	56	Chairman of the Board of Directors, Chief Executive Officer and Director	September 2004

Mark J. Pykett, V.M.D., Ph.D., M.B.A.	41	President and Chief Operating Officer	February 2005 (Chief Operating Officer since November 2004)

Kenneth L. Rice, Jr., J.D., M.B.A.	51	Executive Vice President, Finance and Administration and Chief Financial Officer	July 2005

Joseph P. Hernon, C.P.A.	45	Secretary	July 2005

No family relationships exist between any of our executive officers and our directors. Our executive officers are elected annually by the board of directors and serve until their successors are duly elected and qualified.

Mark J. Pykett, V.M.D., Ph.D., M.B.A.    Dr. Pykett was appointed President and Chief Operating Officer in February 2005. Dr. Pykett previously served as Executive Vice President and Chief Operating Officer when he joined us in November 2004. In 1996, Dr. Pykett founded Cytomatrix, LLC, a biotechnology company, and served as its President and Chief Executive Officer until 2003, when Cytomatrix merged with Cordlife, Pte. Ltd., a subsidiary of CyGenics, Ltd., a biotechnology company. Dr. Pykett served as President of Cordlife from 2003 to 2004, and as President and Director of CyGenics from 2004 until joining us and remains a director of CyGenics.

Kenneth L. Rice, Jr., J.D., M.B.A.    Mr. Rice was appointed Executive Vice President, Finance and Administration and Chief Financial Officer in July 2005. In June 2005, Mr. Rice served as a part-time consultant to the Company. From April 2001 to June 2005, Mr. Rice served as Vice President, Chief Financial Officer, Chief Commercial Officer and Secretary of Aderis Pharmaceuticals, Inc., a privately-held biopharmaceutical company. From August 1999 through March 2001, Mr. Rice served as Vice President and Chief Financial Officer of MacroChem Corporation, a publicly-traded drug delivery company.

Joseph P. Hernon, C.P.A.    Mr. Hernon served as Chief Financial Officer from August 1996 to July 2005. Mr. Hernon remains Vice President and Secretary of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Holders”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and 10% Holders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the Forms 3, 4 and 5 (and any amendments thereto) furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during fiscal 2004 each of its directors, officers and 10% Holders filed all of their respective reports pursuant to Section 16(a) on a timely basis except as described below. Each of Joseph P. Hernon and Marc E. Lanser failed to timely file a

Form 4 with respect to the grant of stock options on January 5, 2004. Messrs. Hernon and Lanser filed such information on a Form 4 with the Securities and Exchange Commission on January 30, 2004. David Hillson failed to timely file a Form 4 with respect to the grant and disposition of stock options on May 27, 2004. Mr. Hillson filed such information on a Form 4 with the Securities and Exchange Commission on June 15, 2004. Robert L. Gipson failed to timely file a Form 4 with respect to the 10% Convertible Senior Secured Promissory Notes (the “Notes”) in the principal amount of $207,167 issued to Ingalls and Snyder Value Partners, L.P. (“ISVP”) in connection with a June 2003 interest payment due to ISVP. Mr. Gipson filed such information on a Form 4 with the Securities and Exchange Commission on November 15, 2004.

EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal Years 2004, 2003 and 2002

The following Summary Compensation Table sets forth information concerning compensation during the years ended December 31, 2004, 2003 and 2002 for services in all capacities awarded to, earned by or paid to each person who served as our Chief Executive Officer at any time during 2004, each other of our executive officers as of December 31, 2004 and certain individuals who served as executive officers during a part of 2004, whose aggregate cash compensation exceeded $100,000 at the end of 2004 (collectively referred to as the “Named Executive Officers”). For the period October 2003 until September 2004, the position of Chief Executive Officer remained vacant.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards	Other Compensation (5)
Name and Principal Position	Year	Salary		Bonus		Common Stock Underlying Options
Peter G. Savas (1) Chairman of the Board and Chief Executive Officer	2004		$116,667		$29,167	400,000		—

Mark J. Pykett, V.M.D., Ph.D., M.B.A. (2) President and Chief Operating Officer	2004		$16,667		$4,167	100,000		—

Marc E. Lanser, M.D. (3) Chief Medical Officer	2004 2003 2002	$ $ $	308,000 278,250 265,000	$ $	38,491 52,825 —	40,000 20,000 —		—

Joseph P. Hernon, C.P.A. (4) Vice President and Secretary	2004 2003 2002	$ $ $	242,550 220,500 210,000	$ $	32,680 37,050 —	20,000 15,000 —	$ $ $	6,198 2,117 2.851

(1)	On September 8, 2004, Mr. Savas joined the Company as Chairman of the Board and Chief Executive Officer. Mr. Savas’ annual base salary for 2004 was $350,000. Mr. Savas’ 2004 bonus was paid in March 2005.

(2)	On November 1, 2004, Dr. Pykett joined the Company as Executive Vice President and Chief Operating Officer and on February 3, 2005 was appointed President and remained Chief Operating Officer. Dr. Pykett’s annual base salary for 2004 was $275,000. Dr. Pykett’s 2004 bonus was paid in March 2005.

(3)	Dr. Lanser previously served as President and Chief Operating Officer from October 2003 to November 2004 and from November 1994 to October 2003 served as Executive Vice President and Chief Medical Officer. Dr. Lanser’s 2004 bonus was paid in February 2004. The Company entered into a Severance and Settlement Agreement and Release with Dr. Lanser on June 9, 2005 in connection with Dr. Lanser’s separation from the Company.

(4)	Mr. Hernon’s 2004 bonus was paid in February 2004. Mr. Hernon resigned as Chief Financial Officer in July 2005.

(5)	Other Compensation paid to Mr. Hernon consists of Company matching contributions to his 401(k) account.

Option Grants in 2004

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning individual grants of options made during 2004 to each of the Named Executive Officers.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Fiscal Year (1)	Exercise or Base Price Per Share (2)	Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Stock Appreciation For Option Term (3)
					5%	10%
Peter G. Savas	400,000	52.0	$3.75	9/9/2014	$943,342	$2,390,614
Mark J. Pykett, V.M.D., Ph.D., M.B.A.	100,000	13.0	$3.75	11/17/2014	$235,835	$597,653
Marc E. Lanser, M.D.	40,000	5.2	$6.45	1/4/2014	$162,255	$411,186
Joseph P. Hernon, C.P.A.	20,000	2.6	$6.45	1/4/2014	$81,127	$205,593

(1)	Calculated based on an aggregate of 769,400 options granted to employees in 2004, including options granted to the Named Executive Officers.

(2)	The exercise price for each option was equal to the fair market value of our common stock on the date of grant.

(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts will be received by the option holder.

Aggregated Option Exercises in 2004 and Year End Option Values

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, certain information concerning the value of unexercised options at December 31, 2004. There were no options exercised by our Named Executive Officers in 2004.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter G. Savas	118,750	281,250	—	—
Mark J. Pykett, V.M.D., Ph.D., M.B.A.	26,563	73,437	—	—
Marc E. Lanser, M.D.	178,814	25,000	—	—
Joseph P. Hernon, C.P.A.	107,023	13,750	—	—

(1)	The fair market value of “in-the-money” options was calculated on the basis of the difference between the exercise price of the options held and the closing price per share for our common stock on the NASDAQ Stock Market of $2.85 on December 31, 2004, multiplied by the number of shares subject to options held, which calculation results in a negative value.

Employment Contracts and Severance Arrangements

Mr. Savas.    On September 8, 2004, Mr. Savas joined the Company as Chairman of the Board and Chief Executive Officer. He presently receives a base salary of $350,000 per year plus other benefits. Subject to certain contingencies, Mr. Savas will be entitled to a one-year severance allowance in the event that he is terminated in certain circumstances. In addition, on September 10, 2004, Mr. Savas was granted an option to purchase 400,000 shares of the Company’s common stock at an exercise price of $3.75 per share, of which 25% immediately vested and the remaining 75% will vest in equal monthly installments over four years, subject to accelerated vesting if certain performance goals are achieved. In addition, on March 11, 2005, Mr. Savas was granted an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.31 per share, of which 33% immediately vested and the remaining 67% will vest in equal monthly installments over three years.

Dr. Pykett.    On November 1, 2004, Dr. Pykett joined the Company as Executive Vice President and Chief Operating Officer and on February 3, 2005 was appointed President and remained Chief Operating Officer. He presently receives a base salary of $275,000 per year plus other benefits. Subject to certain contingencies, Dr. Pykett will be entitled to a nine-month severance allowance in the event that he is terminated in certain circumstances. In addition, on November 18, 2004 and February 4, 2005, Dr. Pykett was granted an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $3.75 per share, of which 25% immediately vested and the remaining 75% will vest in equal monthly installments over four years, subject to accelerated vesting if certain performance goals are achieved. In addition, on March 11, 2005, Dr. Pykett was granted an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $2.31 per share, of which 33% immediately vested and the remaining 67% will vest in equal monthly installments over three years.

Dr. Lanser.    On June 9, 2005, we entered into a Settlement Agreement and Release with Dr. Lanser (the “Settlement Agreement”). The Settlement Agreement terminated the Employment Agreement by and between Dr. Lanser and us dated June 10, 2004 (the “Prior Agreement”). Under the terms of the Settlement Agreement, Dr. Lanser is entitled to continued base salary and benefits for a period of nine months commencing on June 11, 2005, the date of termination of Dr. Lanser’s employment. The Settlement Agreement also provides that options to purchase 107,314 shares of common stock that were not vested as of the date of severance will continue to vest on their stated terms and conditions as long as Dr. Lanser continues to provide services as a member of the Company’s Scientific Advisory Board. In addition, the Settlement Agreement requires that Dr. Lanser continue to satisfy his obligations under the confidentiality, invention assignment and restricted activities provisions of the Prior Agreement. In addition, on June 9, 2005, the Company entered into a consulting agreement (the “Consulting Agreement”) with Dr. Lanser. Under the terms of the Consulting Agreement, Dr. Lanser will, among other things, support the Company in certain of its pre-clinical and clinical development efforts and serve as a member of the Company’s Scientific Advisory Board. The Consulting Agreement provides for a two-year term commencing on June 11, 2005, unless earlier terminated by the Company or Dr. Lanser. In consideration for his services, Dr. Lanser will be entitled to a monthly retainer of $1,500 for up to one calendar day of services per month and will also receive $1,500 for each additional day of service provided. In addition, Dr. Lanser will be reimbursed for all reasonable business-related expenses incurred in connection with the performance of his duties. In the event that the Company terminates the Consulting Agreement without cause (as defined in the Consulting Agreement) prior to June 11, 2007, all unvested options will become fully vested.

Mr. Hernon.    Mr. Hernon presently receives base salary of $242,550 per year plus other benefits. In addition, on March 11, 2005, Mr. Hernon was granted an option to purchase 133,527 shares of the Company’s common stock at an exercise price of $2.31 per share, of which 33% immediately vested and the remaining 67% will vest in equal monthly installments over three years. Also on March 11, 2005, the Company agreed to the cancellation of options to purchase 120,773 shares of the Company’s common stock held by Mr. Hernon. Mr. Hernon resigned as Chief Financial Officer of the Company in July 2005. He remains Vice President and Secretary of the Company. Mr. Hernon is presently expected to continue employment with the Company until September 30, 2005. Under the terms of a proposed severance agreement, Mr. Hernon will be entitled to continued base salary and benefits for a period of nine months commencing on his actual date of termination. The proposed severance agreement also provides for the immediate acceleration of options to purchase 133,527 shares of the Company’s common stock held by Mr. Hernon and a two year period of exercisability for all unexercised options following the date of termination.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee of the Board currently consists of, and since June 16, 2004 consisted of, Messrs. Preston, Mullen and Langer. No member of the Compensation Committee was at any time during 2004, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company has served as a member of the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of the other entity served as a director of or a member of the Compensation Committee.

Performance Graph

The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return on the NASDAQ Market Index, the NASDAQ Biotechnology Index and the NASDAQ Pharmaceutical Index (capitalization weighted) for the period beginning on December 31, 1999 and ending on the last day of our last completed fiscal year. Historic stock price is not indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)

Among Boston Life Sciences, the NASDAQ Market Index, the

NASDAQ Biotechnology Index and the NASDAQ Pharmaceutical Index

(Capitalization Weighted)

(1)	Graph assumes $100 invested on December 31, 1999 in our common stock, the NASDAQ Market Index, the NASDAQ Biotechnology and the NASDAQ Pharmaceutical Index (capitalization weighted).

(2)	Total return assumes reinvestment of dividends.

(3)	Year ended December 31.

This year the stock performance graph reflects a change made by the Company in choice of the NASDAQ comparison index from the NASDAQ Pharmaceuticals Index to the NASDAQ Biotechnology Index. This change from the NASDAQ Pharmaceutical Index to the NASDAQ Biotechnology Index reflects what the Company believes is an index that is a more representative comparison for the Company’s industry and is believed by management to be a more widely followed stock performance benchmark. As required by regulations of the Securities and Exchange Commission applicable to such changes, the stock performance graph above contains both the NASDAQ Pharmaceutical Index and the NASDAQ Biotechnology Index.

Report of Compensation Committee

Overview

The Company’s compensation program for its executive officers consists of four parts: base salary, annual bonus and incentive payments, stock options and additional benefits. The Company’s overall recruitment and compensation philosophy is a very important consideration in the maintenance of this program. This philosophy is to hire individuals possessing excellent professional skills, coupled with demonstrated track records, who can be expected to help achieve the Company’s goal of moving from a development-stage company to a broad-based, diversified, revenue-generating biotechnology company.

The Company has a continuing commitment to recruit, motivate and retain executive officers with demonstrated talent and leadership skills, typically gained from successful experiences in positions of meaningful responsibility in the biotechnology or other industry settings. This approach is designed to enable the Company to acquire the requisite management leadership to fulfill its stated mission.

An inherent part of this philosophy is the leveraging of the compensation program by placing a major emphasis on equity participation. This is accomplished by offering a significant capital accumulation opportunity to key managers, which also conserves the Company’s cash resources while blending the interests of stockholders with those of management. The Company’s goal is that the total compensation for senior executives be competitive with that for other biotechnology companies, taking into account relative company size, stage of development and geographic location.

Performance Criteria—General

Because the Company is a development stage company engaged primarily in research and development and because of the highly volatile nature of the stock price of biotechnology companies in general, the use of traditional corporate performance standards, such as sales, promotion levels and stock performance, to measure the success of the Company and an individual’s role in contributing to that success, is not appropriate.

Accordingly, the compensation of executive officers is based, for the most part, on the timely achievement of certain research and development goals by the Company and the positive contribution by the individuals concerned. The Compensation Committee will evaluate the Company’s progress and performance using criteria such as the extent to which key research, clinical and financial objectives of the Company have been met during the preceding fiscal year, including the achievement by the Company of certain milestones, whether specified in agreements with third party collaborators or determined internally. In addition, the Compensation Committee may take into account the Company’s success in the development, acquisition and licensing of key technologies. The Compensation Committee will also evaluate the individual executive officer’s performance, using criteria such as the executive officer’s involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic objectives of the Company including beneficial supervision of other management. An executive officer’s contribution in this regard may also involve both the participation by the executive officer in the relationship between the Company and the investment community, as well as the contribution by the executive officer to the ongoing scientific development activities of the Company. In evaluating each facet of performance and compensation, the Compensation Committee is likely to consider the necessity of being competitive with other companies in the biotechnology industry, taking into account relative company size, stage of development and geographic location.

Base Salary

The Company’s philosophy regarding base salary is to maintain it at a competitive level, sufficient to recruit and retain individuals possessing the skills and experience necessary to achieve the Company’s goals and objectives over the long term. Base salary levels are generally established with the input of various industry-related surveys and special studies as well as by monitoring developments in the biotechnology industry. This information is also used in evaluating other compensation elements. Periodic adjustments in base salary will often relate to competitive factors and to individual performance evaluated against criteria such as those noted above. Other benefits are maintained at what the Compensation Committee believes is an industry-competitive level.

Annual Bonus and Incentive Program

The Compensation Committee, in its discretion, may award bonuses and/or incentive payments to executive officers, and the Company expects to pay such amounts based on both an evaluation of the performance of each executive officer for the year as a whole, as well as the establishment of performance incentives for the following year dependent upon the realization of specific corporate objectives. The intent of these payments is to motivate and reward high level performance of executive officers as measured against distinct and clearly articulated goals and in light of the competitive compensation practices of the entire biotechnology industry. The specific goals vary with each executive officer’s responsibilities rather than being fixed by reference to overall measures of the Company’s performance. Annual bonus awards and incentive payments are determined by the Compensation Committee.

Stock Options

Stock options are viewed as a fundamental element in the total compensation program and, in keeping with the Company’s basic philosophy, emphasize long-term Company performance, as measured by the creation and enhancement of stockholder value. Additionally, stock options foster a community of interest between stockholders and participants. The Company believes that because of this community of interest, the use of stock options is preferable to other forms of stock compensation such as restricted stock. Options under the plans are granted to all executive officers as incentive to contribute significantly to the growth and successful operation of the Company. The specific determination of the number of options to be granted, however, is not based upon any specific criteria, although the Compensation Committee does reference industry data in assessing the reasonableness of all awards.

Although options may be granted at any price equal to or greater than 50% of fair market value of our common stock, generally options have been granted to executive officers, as a matter of Company policy, at 100% of the fair market value on the date of grant. The Company has generally awarded options to executive officers on employment and at regular intervals thereafter, but awards may be made at other times as well. Vesting of stock options is determined by the Compensation Committee. Options granted to executive officers fully vest within three to four years after the date of grant.

Qualifying Executive Compensation for Deductibility Under Applicable Provisions of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, as amended (the “Code”) adopted in 1993, provides that a publicly-held corporation generally may not deduct compensation for its chief executive officer or for each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive or does not qualify as a “performance based” compensation arrangement. In general, we structure and administer our stock option plans in a manner that is intended to comply with the performance-based exception to Section 162(m). There can be no assurance, however, that compensation attributed to awards granted under our stock option plans will be treated as qualified performance-based compensation under Section 162(m). The Compensation Committee notes that base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future.

Chief Executive Officer Compensation

In fiscal 2004, Mr. Savas’ salary and bonus were determined pursuant to the terms of his employment agreement. The Compensation Committee believes that this compensation level was appropriate in light of Mr. Savas’ contributions to the Company’s success, which included restructuring the Company’s balance sheet, recruiting Mark Pykett, our President and Chief Operating Officer, positioning the Company to avoid de-listing from The NASDAQ SmallCap Market and re-energizing the Company’s clinical development programs, as well as the Company’s raising of approximately $5 million in additional capital in March 2005.

Compensation Committee Members:

Robert S. Langer, Jr.

Michael J. Mullen

John T. Preston

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth information, as of July 31, 2005, regarding the beneficial ownership of our common stock by:

•	each person or “group,” as that term is defined in Section 13(d)(3) of the Exchange Act, that beneficially owns more than 5% of our outstanding common stock based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission;

•	each of our directors (which includes all nominees);

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated below, the address for each listed director and executive officer is c/o Boston Life Sciences, Inc., 20 Newbury Street, 5th Floor, Boston, Massachusetts 02116. Beneficial ownership shown is determined in accordance with the rules of the Securities and Exchange Commission and, as a result, includes voting and investment power with respect to shares.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)
Certain Beneficial Owners of Common Stock:

Robert L. Gipson c/o Ingalls & Snyder LLC 61 Broadway, New York, NY 10006	1,038,800	(3)	9.96
Thomas L. Gipson c/o Ingalls & Snyder LLC 61 Broadway, New York, NY 10006	970,000	(4)	9.30

Directors and Named Executive Officers:

Robert S. Langer, Jr., Sc.D. Director	57,163	(5)	*
Michael J. Mullen, C.P.A. Director	19,691	(6)	*
John T. Preston Director	19,491	(7)	*
Mark J. Pykett, V.M.D., Ph.D., M.B.A. President and Chief Operating Officer	121,007	(8)	1.15
Peter G. Savas Chairman of the Board and Chief Executive Officer	263,889	(9)	2.47
Kenneth L. Rice, Jr., J.D., M.B.A. Executive Vice President, Finance and Administration and Chief Financial Officer	111,111	(10)	1.05
Joseph P. Hernon, C.P.A. Vice President and Secretary	67,501	(11)	*
Marc E. Lanser, M.D. Chief Medical Officer	114,467	(12)	1.09

All directors and executive officers as a group (7 persons)	659,853	(13)	5.96%

*	Represents less than 1% of the outstanding shares.

(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons and entities named in the table have sole voting and investment power with respect to all shares.

(2)	Applicable percentage ownership for each holder is based on 10,422,457 shares of common stock outstanding on July 31, 2005, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder that will become exercisable within 60 days after July 31, 2005.

(3)	Information is based on a Schedule 13G/A (Amendment No. 8) dated March 8, 2005 as filed with the Securities and Exchange Commission. Robert L. Gipson beneficially owns 1,038,800 shares of common stock and has sole power to vote or direct the vote of 926,800 shares and sole power to dispose or direct the disposition of 926,800 shares. Mr. Gipson has shared power to direct the vote of 100,000 shares of common stock and shared power to dispose or direct the disposition of 112,000 shares of common stock. Shares reported under sole voting and sole dispositive power includes 10,000 shares of common stock issuable upon the exercise of a warrant held by Mr. Gipson. Mr. Gipson, a Senior Director of Ingalls & Snyder, LLC (“I&S”), is the general partner of ISVP and shares the power to vote such shares of common stock. Shares reported under shared voting and shared dispositive power include those held in brokerage accounts over which Mr. Gipson holds discretionary investment authority.

(4)	Information is based on a Schedule 13G dated March 8, 2005 as filed with the Securities and Exchange Commission. Thomas L. Gipson beneficially owns 970,000 shares of common stock and has sole power to vote or direct the vote of 970,000 shares and sole power to dispose or direct the disposition of 970,000 shares. Shares reported under sole voting and sole dispositive power includes 10,000 shares of common stock issuable upon the exercise of a warrant held by Mr. Gipson. Shares reported under sole voting and sole dispositive power include 200,000 shares owned by Mr. Gipson’s spouse as to which he disclaims beneficial ownership.

(5)	Consists of 57,163 shares of common stock issuable upon the exercise of options that are or may be exercisable as of July 31, 2005 or 60 days after such date.

(6)	Consists of 19,491 shares of common stock issuable upon the exercise of options that are or may be exercisable as of July 31, 2005 or 60 days after such date and 200 shares of common stock held by a revocable trust of which Mr. Mullen is the trustee.

(7)	Consists of 19,491 shares of common stock issuable upon the exercise of options that are or may be exercisable as of July 31, 2005 or 60 days after such date.

(8)	Consists of 121,007 shares of common stock issuable upon the exercise of options that are or may be exercisable as of July 31, 2005 or 60 days after such date.

(9)	Consists of 263,889 shares of common stock issuable upon the exercise of options that are or may be exercisable as of July 31, 2005 or 60 days after such date.

(10)	Consists of 111,111 shares of common stock issuable upon the exercise of options that are or may be exercisable as of July 31, 2005 or 60 days after such date.

(11)	Includes 59,345 shares of common stock issuable upon the exercise of options that are or may be exercisable as of July 31, 2005 or 60 days after such date.

(12)	Includes 95,047 shares of common stock issuable upon the exercise of options that are or may be exercisable as of July 31, 2005 or 60 days after such date.

(13)	See footnotes 5 through 11.

Equity Compensation Information

This table shows information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2004. As required by the Securities and Exchange Commission rules, we include in footnote (2) to this table a brief description of the material features of our option issuances that have not been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	984,521	$11.63	590,828
Equity compensation plans not approved by security holders (2)(3)	500,000	$3.75	—
Total	1,484,521	$9.00	590,828

(1)	Includes our:

•	Amended and Restated Omnibus Stock Option Plan;

•	1998 Omnibus Stock Option Plan; and

•	Amended and Restated 1990 Non-Employee Directors’ Non-Qualified Stock Option Plan.

(2)	On September 10, 2004, we granted Peter G. Savas an option to purchase shares of our common stock in connection with his joining the Company. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 400,000 non-qualified stock options, ten-year duration, an exercise price of $3.75 per share, of which 25% immediately vested and the remaining 75% will vest in equal monthly installments over four years.

On November 18, 2004, we granted Mark J. Pykett an option to purchase shares of our common stock in connection with his joining the Company. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 100,000 non-qualified stock options, ten-year duration, an exercise price of $3.75 per share, of which 25% immediately vested and the remaining 75% will vest in equal monthly installments over four years.

(3)	With respect to the 2005 Stock Incentive Plan, this table excludes the shares that would be available for issuance if the proposal set forth herein to approve the 2005 Stock Incentive Plan is approved at the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For information relating to our employment and severance arrangements with our Named Executive Officers, see “EXECUTIVE COMPENSATION—Employment Contracts and Severance Arrangements.”

S. David Hillson

In May 2004, S. David Hillson, our former Chairman of the Board, Chief Executive Officer and President, entered into a separation agreement with us, which was amended by a letter agreement in June 2004. Mr. Hillson’s separation agreement superseded his consulting and director agreement and provided for a lump sum payment of $187,500, which represented the balance of consulting fees due to Mr. Hillson under his consulting and director agreement with us, and a lump sum payment of $90,000 in recognition of Mr. Hillson’s contributions to the Company and loss of certain other benefits under his consulting and director agreement with us. Pursuant to the terms of the separation agreement, we granted Mr. Hillson an option to purchase 40,000 shares of common stock at an exercise price of $5.00 per share and cancelled options previously granted to Mr. Hillson to purchase 80,000 shares of common stock at exercise prices ranging from $18.125 per share to $39.0625 per share. The separation agreement further provided that all of Mr. Hillson’s remaining stock options were fully vested. The separation agreement required that Mr. Hillson continue to satisfy his obligations under the non-competition, confidentiality, invention assignment and non-solicitation provisions of his consulting and director agreement with us and that he release us from claims related to his position on our Board of Directors and his employment.

In connection with his retirement from the Company, Mr. Hillson, under the terms of his indemnity agreement, requested that we establish a trust to fund any indemnification amounts that may be owed to Mr. Hillson. On June 15, 2004, we entered into a directors and officers indemnification trust agreement with Mr. Hillson and Boston Private Bank & Trust Company, as trustee, and we deposited a total of $100,000 with the trustee in order to fund any indemnification amounts owed to Mr. Hillson.

FluoroPharma, Inc.

FluoroPharma is an emerging diagnostic discovery company with proprietary position emission tomography, or PET, technology focused primarily on the diagnosis of cardiovascular disease. In 2004, FluoroPharma granted us a right of participation in the event that FluoroPharma pursued a development and/or sublicensing agreement for its imaging agents with an established biotechnology or pharmaceutical company. Cardiovascular imaging is not one of our strategic areas of focus and, therefore, we have agreed to terminate our right of participation in exchange for 25,000 shares of FluoroPharma Series A preferred stock. Our arrangements with FluoroPharma bear no relationship to our own imaging products in development, ALTROPANE® and FLUORATEC™, for which we have, and will continue to have, exclusive rights. Effective June 11, 2005, Marc E. Lanser, our former Chief Medical Officer, left the Company to become FluoroPharma’s president and chief executive officer.

Settlement and Standstill Agreement

On June 15, 2004, we entered into a settlement and standstill agreement (the “Settlement Agreement”) with Robert L. Gipson, Thomas O. Boucher, Jr., I&S and ISVP (the “Investor Group”). Under the terms of the Settlement Agreement, we reconstituted our Board of Directors at five members, consisting of Marc E. Lanser, Robert S. Langer, Jr., John T. Preston, Robert L. Gipson and Michael J. Mullen. In order to facilitate the Settlement Agreement, Colin B. Bier and E. Christopher Palmer resigned from the Board as independent directors. Mr. Preston, Mr. Gipson and Mr. Mullen were elected to the Board. Peter G. Savas was appointed to the Board on September 13, 2004. Messrs. Gipson and Lanser resigned from the Board on October 28, 2004.

Pursuant to the Settlement Agreement, the Investor Group agreed to vote the shares over which it had voting power in favor of, and to use good faith efforts to cause its affiliates to so vote shares over which they had voting power, to re-elect the members of the Board of Directors at the 2004 Annual Meeting and to approve amendments to our Amended and Restated Certificate of Incorporation and the 1998 Omnibus Stock Option Plan to increase the number of shares of common stock authorized for issuance thereunder. Such amendments were approved at the 2004 Annual Meeting.

Pursuant to the Settlement Agreement, the Investor Group also agreed not to seek the removal of any of the directors prior to March 31, 2005 and entered into a mutual release of claims with us, Mr. Hillson and Dr. Lanser. On June 15, 2004, we obtained a release of the security interest and continuing lien on its current and after-acquired property securing the Notes by providing alternative collateral in the form of an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of $4,785,550 with Boston Private Bank & Trust Company for the benefit of ISVP in the amount of all remaining principal and interest payments of the Notes through maturity. We also entered into a Security Agreement and a Continuing Letter of Credit and Security Agreement with Boston Private Bank & Trust Company. We also paid $300,000 to I&S as reimbursement for certain expenses as part of the Settlement Agreement.

Note Repayment, Warrant Amendments and Warrant Exercises

On December 1, 2002 and June 1, 2003, we elected to pay the interest on the Notes to ISVP in the form of additional notes in the amount of $143,333 and $207,167, respectively. On November 12, 2004, ISVP consented to prepayment of the Notes, we prepaid the outstanding principal plus accrued interest on the Notes in the amount of $4,543,856 and we obtained a release from the obligation to provide the Letter of Credit collateralizing the Notes. Payment for the Notes was made through a draw on the Letter of Credit in the amount of the total prepayment. The Letter of Credit, the Security Agreement and Continuing Letter of Credit, and the Security Agreement were all terminated in connection with this transaction.

On July 25, 2002, we issued to ISVP a warrant (the “Warrant”) to purchase 100,000 shares of our common stock. On November 12, 2004, in connection with the prepayment of the Notes, we entered into Amendment No. 1 to the Warrant with ISVP to reduce the per share exercise price from $10.80 to $5.00. On February 11, 2005, in consideration of the immediate exercise of the warrants in cash, we entered into Amendment No. 2 to the Warrant with ISVP to reduce the per share exercise price from $5.00 to $2.25. Additionally, on February 11, 2005, we entered into Amendment No. 1 to the warrant to purchase 200,000 shares of our common stock held by Robert L. Gipson, to reduce the per share exercise price from $10.00 to $2.25, in consideration of the immediate exercise of the warrant in cash.

March 2005 Financing and Rights Plan Amendment

In March 2005, we issued and sold an aggregate of 2,000,000 shares of our common stock at a purchase price of $2.50 per share in a private placement. The investors in the private placement included Robert L. Gipson and Thomas Gipson, and other partners and employees of I&S and other individual investors. Robert L. Gipson purchased 350,000 shares in the private placement for an aggregate purchase price of $875,000. Thomas Gipson purchased 470,000 shares in the private placement for an aggregate purchase price of $1,175,000.

On March 14, 2005, we amended our Rights Agreement, dated as of September 11, 2001, with Continental Stock Transfer & Trust Company, as rights agent, to amend the definition of Exempt Person to include all purchasers of shares of our common stock under the March private placement.

Indemnity agreements

We have entered into indemnity agreements with each of our directors and executive officers containing provisions that may require us, among other things, to indemnify those directors and officers against liabilities that may arise by reason of their status or service as directors and officers. The agreements also provide for us to advance to our directors and officers expenses that they expect to incur as a result of any proceeding against them related to their service as directors and officers.

PROPOSAL TWO

APPROVAL OF 2005 STOCK INCENTIVE PLAN

On July 29, 2005, our Board of Directors adopted, subject to stockholder approval, the 2005 Stock Incentive Plan. Up to 1,500,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2005 Stock Incentive Plan.

The 2005 Stock Incentive Plan was adopted to:

•	attract and retain the best available personnel for positions of substantial responsibility;

•	provide additional incentives to employees, members of the Board of Directors and consultants of the Company; and

•	promote the success of our business.

The 2005 Stock Incentive Plan contains an “evergreen provision” which allows for an annual increase in the number of shares available for issuance under the plan on the first day of each of our fiscal years during the period beginning in fiscal year 2006 and ending on the second day of fiscal year 2014. The annual increase in the number of shares shall be equal to the lowest of:

•	400,000 shares;

•	4% of our outstanding shares on the first day of the fiscal year; and

•	an amount determined by the Board of Directors.

Description of the 2005 Stock Incentive Plan

The following is a brief summary of the 2005 Stock Incentive Plan, a copy of which is attached as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the 2005 Stock Incentive Plan.

Types of Awards

The 2005 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, restricted stock awards, restricted stock units and other stock-based awards, including the grant of stock appreciation rights (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options

Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. No option may be granted at an exercise price less than the fair market value of the shares on the date of grant. In addition, no incentive stock option may be granted to an employee who owns more than 10% of the voting power of our stock unless the exercise price as to that employee is at least 110% of the fair market value of the stock at the time of grant. To the extent that options designated as incentive stock options become exercisable for the first time during any calendar year (under all plans of the Company) for common stock having a fair market value greater than $100,000 (determined for each share as of the date of grant of the options covering such share), the portion of such options which exceeds such amount shall be treated as non-qualified stock options. Options may be exercisable for a period of not more than ten years from the date of grant; provided, however, that the term of an incentive stock option granted to an employee who owns, as of the date of grant, more than 10% of the voting power of our stock, may not exceed five years. The 2005 Stock Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker; (ii) surrender to the Company of shares of common stock; (iii) delivery to the Company of a promissory note; (iv) any other lawful means; or (v) any combination of these forms of payment.

Performance Conditions

The Compensation Committee may determine, at the time of grant, that a Restricted Stock Award or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share; (b) return on average equity or average assets with respect to a pre-determined peer group; (c) earnings; (d) earnings growth; (e) revenues; (f) expenses; (g) stock price; (h) market share; (i) return on sales, assets, equity or investment; (j) regulatory compliance; (k) improvement of financial ratings; (l) achievement of balance sheet or income statement objectives; (m) total shareholder return; (n) net operating profit after tax; (o) pre-tax or after-tax income; (p) cash flow; (q) development milestones; (r) third-party collaborations; or (s) new product approval/launches. The Compensation Committee may determine that special one-time or extraordinary gains and/or losses or other one-time or extraordinary events should or should not be included or considered in the calculation of such measures. Such performance goals: (i) may vary by participant and may be different for different Awards and (ii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Stock Appreciation Rights

A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards

Restricted Stock Awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards

Restricted Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered in the future, subject to such terms and conditions on the delivery of the shares of common stock as established by the Board of Directors.

Other Stock-Based Award

Under the 2005 Stock Incentive Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions and the grant of stock appreciation rights.

Repricing

The Board of Directors, or a Committee thereof, may, without prior approval by the Company’s stockholders, effect a repricing of any Award issued under the 2005 Stock Incentive Plan, whether by (a) amending the terms of any outstanding Award granted under the 2005 Stock Incentive Plan to provide an exercise or purchase price per share that is lower than the then-current exercise or purchase price per share of such outstanding Award, (b) canceling, replacing or exchanging any outstanding award (whether or not granted under the 2005 Stock Incentive Plan) and granting in substitution therefore a new Award or Awards under the 2005 Stock Incentive Plan covering the same or a different number of shares of common stock and, if deemed appropriate, having an exercise or purchase price per share lower than the then-current exercise or purchase price per share of the cancelled, replaced or exchanged award, or (c) such other mechanism as the Board of Directors, or a Committee thereof, shall deem necessary or advisable.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants, advisors and other service providers (and any individuals who have accepted an offer for employment) of the Company are eligible to be granted Awards under the 2005 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Stock Incentive Plan may not exceed 400,000 shares per calendar year.

Plan Benefits

As of August 1, 2005, approximately 24 persons were eligible to receive Awards under the 2005 Stock Incentive Plan, including the Company’s four executive officers and three non-employee directors. The granting of Awards under the 2005 Stock Incentive Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On August 1, 2005, the last reported sale price of our common stock on The NASDAQ SmallCap Market was $1.93.

Administration

The 2005 Stock Incentive Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Stock Incentive Plan and to interpret the provisions of the 2005 Stock Incentive Plan. Pursuant to the terms of the 2005 Stock Incentive Plan, the Board of Directors may delegate authority under the 2005 Stock Incentive Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2005 Stock Incentive Plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the 2005 Stock Incentive Plan, the Board of Directors, or the Compensation Committee, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and SARs and the dates upon which such Awards become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years) and (iv) the number of shares of common stock subject to any SAR, restricted stock, restricted stock unit or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The 2005 Stock Incentive Plan provides that in the event of a (i) spin-off, (ii) stock split, (iii) recapitalization, (iv) reclassification, (v) combination of shares, (vi) stock dividend or (vii) any other similar change in the capitalization, the Board of Directors shall make appropriate adjustments with respect to the shares that may be issued under the 2005 Stock Incentive Plan or that are covered by outstanding options, or in the option price per share.

The Board of Directors shall notify the grantee prior to a dissolution or liquidation of the Company. The outstanding options, not previously exercised, will terminate immediately prior to the consummation of such proposed action. The 2005 Stock Incentive Plan also contains provisions addressing the consequences of any

Reorganization Event, which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the outstanding shares of common stock of the Company are converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, the Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board of Directors determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice; (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event; (iv) in the event of a Reorganization Event under the terms of which holders of our common stock will receive a cash payment for each share surrendered in the Reorganization Event, make or provide for a cash payment to an Award holder equal to (A) the merger price times the number of shares of our common stock subject to the holder’s outstanding Awards (to the extent the exercise price does not exceed the merger price), minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Amendment or Termination

No Award may be made under the 2005 Stock Incentive Plan after the date that is ten years from the date of stockholder approval, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Stock Incentive Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s stockholders.

If stockholders do not approve the adoption of the 2005 Stock Incentive Plan, the 2005 Stock Incentive Plan will not go into effect, and the Company will not grant any Awards under the 2005 Stock Incentive Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock.

If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock on the date of grant less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2005 Stock Incentive Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The Board of Directors recommends a vote FOR the approval of the 2005 Stock Incentive Plan and the reservation of 1,500,000 shares of common stock for initial issuance thereunder (and such additional shares of common stock as may be added from time to time pursuant to the terms of the 2005 Stock Incentive Plan).

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors intends, subject to stockholder approval, to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005. PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for 2004.

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005.

STOCKHOLDERS’ PROPOSALS

Because the date of the 2005 Annual Meeting of Stockholders is moved by more than 30 days after the anniversary date of last year’s annual meeting of stockholders, the deadline for inclusion of proposals submitted by stockholders in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2006 Annual Meeting of Stockholders must submit the proposal to us at our offices at 20 Newbury Street, 5th Floor, Boston, Massachusetts 02116, Attention: Secretary.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to us at the aforementioned address not later than May 31, 2006 nor earlier than May 1, 2006.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use their discretionary authority to vote the shares they represent, as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to us at 20 Newbury Street, 5th Floor, Boston, Massachusetts 02116, or call us at (617) 425-0200. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS AMENDED, INCLUDING FINANCIAL STATEMENTS THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON AUGUST 1, 2005, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO MR. KENNETH L. RICE, JR., EXECUTIVE VICE PRESIDENT, FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER, BOSTON LIFE SCIENCES, INC., 20 NEWBURY STREET, 5th FLOOR, BOSTON, MASSACHUSETTS 02116. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

PETER G. SAVAS, Chief Executive Officer

Boston, Massachusetts

August 9, 2005

APPENDIX A

BOSTON LIFE SCIENCES, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee of the Board of Directors of the Company is to assist the Board of Directors oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by such rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board of Directors.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent registered public accounting firm, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the

Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audits, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent registered public accounting firm’s reports.

Oversight of Independent Registered Public Accounting Firm

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent registered public accounting firm. The Audit Committee may, in its discretion, seek stockholder ratification of the independent registered public accounting firm it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent registered public accounting firm. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent registered public accounting firm describing all relationships between the registered public accounting firm and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the registered public accounting firm concerning any disclosed relationships or services that might impact the objectivity and independence of the registered public accounting firm.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent registered public accounting firm. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent registered public accounting firm established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal registered public accounting firm or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent registered public accounting firm; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent registered public accounting firm shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent registered public accounting firm, including resolution of disagreements between Company management and the independent registered public accounting firm regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent registered public accounting firm regarding:

•	annual audit scope and plan, including any significant changes required in the plan during the course of the audit;

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent registered public accounting firm and the independent registered public accounting firm’s views about the quality, not just the acceptability of such treatments; and

•	other material written communications between the independent registered public accounting firm and Company management.

In connection with its oversight role, the Audit Committee should also review with the independent registered public accounting firm, from time to time as appropriate:

•	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

•	recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

•	any accounting adjustments that were noted or proposed by registered public accounting firm but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

•	any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company and management responses thereto (focus should include adequacy of the Company’s controls, including computer systems controls and security);

•	accounting for unusual transactions;

•	adjustments arising from audits that could have a significant impact on the Company’s financial reporting process;

•	any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future-compliance comments; and

•	effects of any accounting initiatives as well as off balance sheet structures, if any.

Audited Financial Statements

1.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent registered public accounting firm the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

2.	Recommendation to Board of Directors Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

3.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

1.

Independent Registered Public Accounting Firm Review of Interim Financial Statements.    The Audit Committee shall direct the independent registered public accounting firm to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the registered public accounting firm’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent registered public accounting firm’s review of interim financial information.

Controls and Procedures

1.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act. The Audit Committee shall periodically review the complaint procedures to confirm that they are effectively operating.

2.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.	Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions shall be approved by the Audit Committee.

4.	Officers’ Expense Accounts. The Audit Committee shall review with management the policies and procedures with respect to officer expense accounts and perquisites, including their use of corporate assets.

5.	Risks and Exposures. The Audit Committee shall inquire of management and the independent registered public accounting firm about significant risks or exposures facing the Company, assess the steps management has taken or proposes to take to minimize such risks to the Company and periodically review compliance with such steps.

6.	Legal and Regulatory Matters. The Audit Committee shall review with the general counsel or outside counsel, legal and regulatory matters that, in the opinion of management, may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

7.	Code of Conduct. The Audit Committee shall periodically review the Company’s code of conduct to ensure that it is adequate and up-to-date and review with the Company’s general counsel or outside counsel, the results of their review of the monitoring of compliance with the Company’s code of conduct.

8.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent registered public accounting firm; (ii) Company management and (iii) the Company’s internal staff. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member). Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board of Directors. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval, including any changes necessary as a result of new laws or regulations.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting, auditors other than the principal registered public accounting firm and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8.	Self-Assessment. The Audit Committee shall, at least annually, conduct a self-assessment to review the Committee’s effectiveness, including creation of an agenda for the ensuing year.

APPENDIX B

BOSTON LIFE SCIENCES, INC.

2005 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2005 Stock Incentive Plan (the “Plan”) of Boston Life Sciences, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing its ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company. The Plan is intended to provide such persons with equity ownership opportunities and performance-based incentives, thereby better aligning their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants, advisors, and other service providers (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) are eligible to be granted options, restricted stock, restricted stock units, stock appreciation rights or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration and Delegation

(a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.

4.	Stock Available for Awards

(a)     Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that is equal to the sum of:

        (1)    1,500,000 shares of Common Stock; plus

        (2)    an annual increase to be added on the first day of each of the Company’s fiscal years during the period beginning in fiscal year 2006 and ending on the second day of fiscal year 2014 equal to the lowest of (i) 400,000 shares of Common Stock, (ii) 4% of the outstanding shares on such date and (iii) an amount determined by the Board.

If any Award expires, is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued (including without limitation, when an Award is settled for cash), then in each such case the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award (either by actual delivery or by attestation) shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the Stock Appreciation Right; provided, however, that Stock Appreciation Rights to be settled only in cash shall not be so counted.

(b)    Per-Participant Limit.    Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 400,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.	Stock Options

(a)    General.    The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)    Incentive Stock Options.    An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Boston Life Sciences, Inc., any of Boston Life Sciences, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)    Exercise Price.    The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value (the “Fair Market Value”) of the Common Stock, as determined by the Board, at the time the Option is granted.

(d)    No Reload Rights.    Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(e)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement provided, however, that no Option will be granted for a term in excess of 10 years.

(f)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, to the extent permitted by the Company in its sole discretion, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(g)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

        (1)    in cash or by check, payable to the order of the Company;

        (2)    except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to promptly pay to the Company the exercise price and any required tax withholding;

        (3)    if provided for in the option agreement or approved by the Company, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion, and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

        (4)    if provided for in the option agreement or approved by the Company, in its sole discretion, by (i) delivery of a promissory note of the Participant (other than Participants who are directors or executive officers (or equivalent thereof)) to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

        (5)    by any combination of the above permitted forms of payment.

(h)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted pursuant to this Section 5(h) on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(i)    Amendment of Options.    Subject to the provisions of Section 10(f), the Board may amend an Option to convert it into a Stock Appreciation Right.

6.	Stock Appreciation Rights

(a)    Nature of Stock Appreciation Rights.    A Stock Appreciation Right, or SAR, is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board.

(b)    Grant of Stock Appreciation Rights.    Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

        (1)    Rules Applicable to Tandem Awards.    When Stock Appreciation Rights are granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

        (2)    Exercise of Independent Stock Appreciation Rights.    A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Right may be exercised.

(c)    Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company.

7.	Restricted Stock; Restricted Stock Units

(a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered in the future (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Board shall determine (each Award for Restricted Stock or Restricted Stock Units, a “Restricted Stock Award”). The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

(b)    Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

8.	Other Stock-Based Awards

Other Awards of shares of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, including without limitation rights to purchase shares of Common Stock (“Other Stock Unit Awards”), may be granted hereunder to Participants. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.

(b)    Liquidation or Dissolution.    In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c)    Reorganization Events.

        (1)    Definition.    A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the outstanding shares of Common Stock are converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction.

        (2)    Consequences of a Reorganization Event on Awards.    In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (iv) provide that outstanding Awards shall become exercisable or realizable, or restrictions applicable to a Restricted Stock Award or other Award shall lapse, in whole or in part, prior to or upon such Reorganization Event, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing. To the extent all or any portion of an Award becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Award the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Award exercise price; such repurchase right (A) shall lapse at the same rate as the Award would have become exercisable under its terms and (B) shall not apply to any shares subject to the Award that were exercisable under its terms without regard to clause (ii) above.

10.	General Provisions Applicable to Awards

(a)    Transferability of Awards.    Except as the Board may otherwise determine or may provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)     Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)     Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)     Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator or guardian may exercise rights under the Award.

(e)     Withholding.    The Company may require each Participant to pay to the Company, or make provision satisfactory to the Company for payment of, an amount sufficient to pay any taxes, social security contributions, or other similar amounts required by law to be withheld in connection with an Award to such Participant. If provided for in an Award or approved by the Company, in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)     Amendment of Award.    Except as prohibited by Section 5(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Nonstatutory Stock Option and converting an Option into a SAR, provided that, in each such case, the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not adversely affect the Participant.

(g)     Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)     Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be; provided, however, that this sentence shall apply to a Restricted Stock Award only to the extent consistent with Section 10(j).

(i)     Compliance With Code Section 409A.    No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(j)    Performance Conditions.

        (1)    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award or an Other Stock-Based Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m) of the Code), then the Committee may provide that this Section 10(j) is applicable to such Award.

        (2)    If a Restricted Stock Award or an Other Stock-Based Award is subject to this Section 10(j), then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow, (q) development milestones, (r) third-party collaborations, or (s) new product approval/launches, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may determine that special one-time or extraordinary gains and/or losses or other one-time or extraordinary events should or should not be included or considered in the calculation of such measures. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

        (3)     The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(j) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.    Repricing

The Board may, without prior approval by the Company’s stockholders, effect a repricing of any Award issued under the Plan, whether by (a) amending the terms of any outstanding Award granted under the Plan to provide an exercise or purchase price per share that is lower than the then-current exercise or purchase price per share of such outstanding Award, (b) canceling, replacing or exchanging any outstanding award (whether or not granted under the Plan) and granting in substitution therefore a new Award or Awards under the Plan covering the same or a different number of shares of Common Stock and, if deemed appropriate, having an exercise or purchase price per share lower than the then-current exercise or purchase price per share of the cancelled, replaced or exchanged award, or (c) such other mechanism as the Board shall deem necessary or advisable.

12.    Miscellaneous

(a)     No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)     No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)     Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is approved by stockholders of the Company and shall remain in full force and effect until terminated by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan is adopted or was approved by the Company’s stockholders, whichever is earlier, but Awards previously granted may extend beyond that date.

(d)     Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment requiring the approval of the Company’s stockholders under any applicable tax requirement, including without limitation Sections 162(m) and 422 of the Code, shall become effective until such approval of the Company’s stockholders is obtained and provided further that without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes which require stockholder approval under the rules of the Nasdaq National Market, Inc. No Award shall be made that is conditioned on the approval of the Company’s stockholders of any amendment to the Plan.

(e)     Provisions for Foreign Participants.    The Board may modify the terms and conditions of Awards granted to Participants who are foreign nationals or employed outside the United States, establish subplans under the Plan, or adopt such modifications or procedures as the Board may determine to be necessary or advisable to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit, accounting or other matters.

(f)     Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

*******

BOSTON LIFE SCIENCES, INC. 20 NEWBURY STREET - 5TH FLOOR BOSTON, MA 02116

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Boston LIfe Sciences, inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Boston Life Sciences, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

BSTNL1

KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOSTON LIFE SCIENCES, INC.

The Board of Directors recommends a vote “FOR” the Proposals listed below.

For All

Withhold All

For All Except

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Election of Directors.

1. 01) Peter G. Savas 02) Robert S. Langer, Jr.

03) Michael J. Mullen 04) John T. Preston

Vote on Proposals

For Against Abstain

2. APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

3. APPROVAL OF PROPOSAL TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2005.

4. In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF BOSTON LIFE SCIENCES, INC.

Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer or officer(s) and affix the corporate seal.

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PROXY

BOSTON LIFE SCIENCES, INC.

ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 13, 2005

The undersigned hereby constitutes and appoints Peter G. Savas and Kenneth L. Rice, Jr., and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Boston Life Sciences, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 13, 2005 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any postponements or adjournments thereof, upon the proposals listed on the reverse side more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 and 3.

The Board of Directors recommends that you vote for the election of nominees for director and in favor of Proposals 2 and 3.

Your vote is important. Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting in person. A self-addressed, postage-paid envelope is enclosed for your convenience. You may also complete your proxy by telephone by calling the toll-free number listed on your Voter Instruction Form or via the Internet at www.proxyvote.com.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

August 9, 2005

Boston, Massachusetts